Exhibit 4.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March [ ], 2018 (the “Effective Date”), by and between Unum Therapeutics Inc., a Delaware corporation (the “Company”), and Seattle Genetics, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, the Company and Purchaser are parties to that certain Participation Agreement, dated June 7, 2015 (the “Participation Agreement”); and

WHEREAS, pursuant to the Participation Agreement, the Company and Purchaser desire to enter into this Agreement, pursuant to which Purchaser agrees to purchase shares of the Company’s common stock, par value $0.001 per share, (as may be adjusted prior to the IPO (the “Common Stock”) in a private placement that would close concurrently with the IPO (as defined below) as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. STOCK PURCHASE REQUIREMENT. In the event that the Company consummates an initial public offering of its Common Stock pursuant to an effective registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (collectively, the “Securities Act”) (the “IPO”), Purchaser shall purchase, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement exempt from the registration requirements of the Securities Act, that number of shares, rounded down to avoid fractional shares (the “Shares”), determined by dividing $5,000,000 (five million dollars) (the “Purchase Price”) by the price per share at which the Common Stock is sold to the public in the IPO, as set forth on the cover page of the prospectus, and such purchase will occur concurrently with, but conditioned upon, the closing of the IPO (the “Closing”).

2. AGREEMENT TO SELL AND PURCHASE.

2.1 Closing. At the Closing, Purchaser agrees to purchase, and the Company agrees to issue and sell to the Purchaser, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement exempt from the registration requirements of the Securities Act, the Shares at a price per share equal to the price at which the Common Stock is sold to the public in the IPO, as set forth on the cover page of the prospectus.

2.2 Closing Date. The Closing shall take place at the date and time set for, and concurrently with, the closing of the IPO at the offices of Goodwin Procter LLP, 100 Northern Ave., Boston, MA 02210, or such other time or place as the Company and Purchaser may mutually agree (the date of such Closing is hereinafter referred to as the “Closing Date”). Promptly following the Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by Purchaser of the aggregate Purchase Price for the Shares, the Company (or its transfer agent) will deliver the Shares.

2.3 Deliveries at Closing by Company. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 5, the Company shall deliver to Purchaser the instruments, consents, certificates and other documents required of the Company pursuant to Section 5.1.

2.4 Actions by Purchaser at Closing. At the Closing, (to take place following the satisfaction or waiver of the conditions set forth in Section 5), the Purchaser shall pay the Purchase Price and the Company shall instruct its transfer agent to credit the Purchaser’s account with the Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the date hereof, the Company hereby represents and warrants to Purchaser that the representations and warranties in Section 3.1, 3.2 and 3.3 are true and correct as of the date hereof.

3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, and the performance of all obligations of the Company hereunder has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3 Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or articles of association, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company.

3.4 Closing Date Representations. On the Closing Date, the Company hereby represents and warrants to Purchaser that the following representations and warranties are true and correct as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties of the Company are true and correct as of such earlier date); provided, however, that the representations and warranties of the Company included herein shall be deemed to be updated and modified by information included in the Registration Statement, including but not limited to the final prospectus relating to the IPO, a copy of which shall have been furnished to Purchaser as early as reasonably possible prior to the Closing and on which Purchaser shall be entitled to rely, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

(a) Organization; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Subsidiaries. The Registration Statement sets forth the subsidiaries of the Company, if any, immediately following the Closing.

(c) Registration Statement. The Registration Statement and any prospectus contained therein do not, as of the filing date and effective date of such Registration Statement, and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(e) Valid Issuance of Shares. The Shares that are being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to Purchaser free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by Purchaser for the benefit of the underwriters in the IPO, and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by Purchaser. Subject in part to the truth and accuracy of Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

(f) Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

4.1 Requisite Power and Authority. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its provisions. All corporate action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2 Closing Date Representations. On the Closing Date, Purchaser hereby represents and warrants to the Company as follows:

(a) Requisite Power and Authority. Purchaser has all necessary corporate power and authority to carry out its provisions. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

(i) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(ii) Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(iii) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(iv) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(v) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) (a “Foreign Purchaser”), Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the subscription of the Shares, (ii) any foreign exchange restrictions applicable to such subscription, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the subscription, holding, redemption, sale or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(vi) Company Information. Purchaser has received and read the Company’s financial statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(vii) Rule 144. Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities subscribed for in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(viii) Residence. The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereof.

(ix) “Bad Actor” Status. Purchaser hereby represents that neither it nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(c) Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer.

(d) Legends. Purchaser understands and agrees that the certificates or confirmations evidencing or confirming the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by this Agreement, including legends relating to restrictions on transfer under federal and state securities laws (as set forth below) and legends required under applicable state securities laws.

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.”

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligations to subscribe for the Shares at the Closing are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing Date.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for any such consents, permits and waivers as may be properly obtained subsequent to the Closing.

(d) Compliance Certificate. The Company shall have delivered to Purchaser a compliance certificate, executed by the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a) and (f) of this Section 5.1 have been satisfied.

(e) Secretary’s Certificate. At the Closing, Purchaser shall have received from the Company’s Secretary a certificate having attached thereto (i) the certificate of incorporation as in effect at the time of the Closing, (ii) bylaws as in effect at the time of Closing and (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby.

(f) IPO Closing. All conditions to the closing of the IPO set forth in the underwriting agreement to be entered into by and among the Company and the underwriters in the IPO shall have been satisfied or waived and the IPO shall be simultaneously closing.

(g) Opinion of Counsel. Counsel to the Company shall have delivered to Purchaser an opinion in form reasonably satisfactory to Purchaser, which opinion shall cover the exemption from the registration requirements of the Securities Act of 1933 and such other matters as are customarily included in opinions relating to like transactions.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares to Purchaser at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by Purchaser shall be true and correct in all respects as of the Closing Date.

(b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing Date.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

6. COVENANTS. From and after the Closing Date:

6.1 Registration Rights. The Shares shall be “Registrable Securities” pursuant to that certain Amended and Restated Investor Rights Agreement, dated June 10, 2015, by and between the Company and certain of its stockholders (as amended, the “Investor Rights Agreement”).

6.2 Reports Under Exchange Act. With a view to making available to Purchaser the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO:

(a) make and keep available at all times adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to Purchaser, so long as Purchaser owns any Registrable Securities (as defined in the Investors’ Rights Agreement), forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

7. MISCELLANEOUS.

7.1 Costs and Expenses. Each Party shall bear its own costs and expenses in connection with negotiation of this Agreement.

7.2 Governing Law. This Agreement and any questions related thereto shall be subject to the laws of Delaware excluding its conflict of law rules, unless otherwise stated herein with respect to U.S. securities laws.

7.3 Jurisdiction. The ordinary courts at the place of the registered offices of the Company shall have exclusive jurisdiction with regard to any dispute arising between the Parties out or in connection with this Agreement (including a dispute regarding the construction and validity thereof).

7.4 Survival. The representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser or the Company.

7.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor Purchaser shall not have the right to assign this Agreement without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations under this Agreement to any other member of the corporate group of which it is a member.

7.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.8 Amendment and Waiver. This Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of Purchaser may be waived, only upon the written consent of the Company and Purchaser.

7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies afforded to a party under this Agreement shall be cumulative and not alternative.

7.10 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company:	Unum Therapeutics Inc. 200 Cambridge Park Drive Cambridge, Massachusetts 02140 Attention: Chief Executive Officer

With a copy to:	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Kingsley L. Taft and Danielle M. Lauzon

To Purchaser:	Seattle Genetics, Inc. 21823 30th Drive St Bothell, WA 98021 Attention: General Counsel

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day of receipt if sent by overnight courier or facsimile; or (c) on the business day of receipt if sent by mail.

7.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

7.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.15 being untrue.

7.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.15 No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.16 No Waiver. The failure of any party to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party hereto shall not be construed as a waiver of any other prior or subsequent breach.

7.17 Termination.

(a) The parties hereto may terminate this Agreement by mutual written agreement.

(b) Either party may, at its sole discretion, terminate this Agreement by providing written notice to the other party if the Closing has not occurred by April 30, 2018.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:	PURCHASER:
Unum Therapeutics Inc.	Seattle Genetics, Inc.

Signature:	Signature:
Print Name:	Print Name:
Title:	Title: